UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 31, 2005

TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26580 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(818) 880-5656

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement	1
Item 9.01	Financial Statements and Exhibits	1
Exhibit 10.1

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Item 1.01 Entry into a Material Definitive Agreement

     On May 31, 2005, Tekelec (the “Company”) entered into a Fourth Amendment to Lease (the “Fourth Amendment”), effective as of May 24, 2005, with Arden Realty Limited Partnership (the “Landlord”), pursuant to which the Company and the Landlord amended that certain Lease and Addendum dated as of February 18, 1988 between the Company and the Landlord, as successor to the original landlord, as amended to date (the “Original Lease”). The Original Lease, as amended by the Fourth Amendment (as so amended, the “Lease”), covers the principal executive offices of the Company located at 26580 West Agoura Road, Calabasas, California.

     The term of the Original Lease expired in November 2004 and, prior to the effectiveness of the Fourth Amendment, the Company had occupied the leased premises on a month-to-month holdover basis. The Fourth Amendment extends the term of the Original Lease through December 31, 2005.

     Pursuant to the Fourth Amendment, effective as of June 1, 2005, the leased premises will be reduced from approximately 77,000 square feet to approximately 14,900 square feet, and the monthly rental rate (including operating expenses) will be decreased from approximately $138,000 to a fixed amount of $25,000. Pursuant to the Fourth Amendment, the Landlord will have the right, after September 30, 2005, to relocate the Company to comparable space within the business center in which the leased premises are located. In the event of any such relocation, the Company will have the option to renew the term of the Lease for up to three months following the December 31, 2005 expiration date, subject to the payment of certain operating expenses in addition to the fixed monthly rental rate. If there is no such relocation, the Company will have the option under certain circumstances to hold over in the leased premises beyond the December 31, 2005 expiration date on a month-to-month basis and subject to the payment of certain operating expenses in addition to the fixed monthly rental rate.

     The foregoing description of the Fourth Amendment is qualified in its entirely by reference to the Fourth Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

     Item 9.01. Financial Statements and Exhibits

(c) Exhibits

      The following exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Fourth Amendment to Lease, effective as of May 24, 2005, between Arden Realty Limited Partnership, as Landlord, and the Company, as Tenant

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: June 1, 2005	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Lease, effective as of May 24, 2005, between Arden Realty Limited Partnership, as Landlord, and the Company, as Tenant

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